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                                                                    Exhibit 99.1


PROXY                                                                     PROXY

                         AK STEEL HOLDING CORPORATION

                   Proxy Solicited by the Board of Directors

The undersigned stockholder of AK Steel Holding Corporation (the "Company") hereby appoints Richard M. Wardrop, Jr., John G. Hritz and Brenda S. Harmon and each of them, as attorneys and proxies, each with full power of substitution, to represent the undersigned at the Special Meeting of
Stockholders of the Company to be held on    , 1999, and at any adjournments
thereof, with authority to vote at such meeting all shares of common stock of
the Company owned by the undersigned on    , 1999, in accordance with the
directions indicated herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE ISSUANCE OF AK STEEL HOLDING CORPORATION COMMON STOCK IN CONNECTION WITH THE MERGER CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 20, 1999.

                                   (Continued and to be signed on reverse side)
                             FOLD AND DETACH HERE
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                                                           Please mark
                                                           your votes as
                                                           indicated in   [X]
                                                           this example




The Board of Directors recommends that you vote "FOR" Item 1 and recommends consent to Item 2.



1. Approval of the issuance of AK Steel Holding Corporation common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of May 20, 1999, among Armco Inc., AK Steel Holding Corporation and AK Steel Corporation, a wholly-owned subsidiary of AK Steel Holding Corporation.


                        FOR          AGAINST       ABSTAIN

                        [ ]            [ ]           [ ]


2. In their discretion, the named proxies are authorized to vote upon such other business as may properly be raised at the meeting or any adjournments or postponements.


When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by duly authorized officer.

--------------------------------------------------------------------------------
Signature(s)

Dated __________________________________________________________________________


                             FOLD AND DETACH HERE
[LOGO]

         Dear Stockholder:

          Enclosed is the Joint Proxy Statement/Prospectus relating to AK Steel Holding Corporation's Special Meeting of Stockholders
         to be held on    , 1999. This Joint Proxy Statement/Prospectus
         provides a detailed explanation of the proposed merger of Armco Inc. with and into AK Steel Corporation, a wholly-owned subsidiary of AK Steel Holding Corporation. The board of directors recommends that holders of AK Steel Holding Corporation common stock vote FOR the approval of the issuance of AK Steel Holding Corporation common stock in connection with the merger.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                          Brenda S. Harmon
                                          Corporate Secretary